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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES*


I. MAJORITY OWNED SUBSIDIARIES**

                                                        STATE OR COUNTRY OF
                                                         INCORPORATION OR
                      NAME OF COMPANY                     ORGANIZATION
                      ---------------                     ------------
Pool Energy Holding, Inc..............................  Delaware
Pool Company..........................................  Texas
Pool International Ltd................................  Cayman Islands
Pool California Energy Services, Inc..................  California
Pool Company (Texas) Inc..............................  Texas
Pool Company (Houston) Inc............................  Texas
Associated Petroleum Services, Inc....................  Texas
Pool Alaska, Inc (dba Pool Arctic Alaska).............  Texas
Pool Production Services, Inc.........................  Oklahoma
Pool International, Inc...............................  Texas
Pool Arabia, Ltd. (51% ownership interest)............  Saudi Arabia
International Sea Drilling Ltd........................  Cayman Islands
Pool Horizontal Drilling Services Co..................  Texas

II. MINORITY OWNED SUBSIDIARIES

                                                                        STATE OR COUNTRY OF
                                                      PERCENTAGE         INCORPORATION OR
                      NAME OF COMPANY                   OWNED              ORGANIZATION
                      ---------------                   -----              ------------
Intairdril Oman L.L.C...............................    49%              Oman
Pool Santana, Limited...............................    49%              Trinidad & Tobago
Antah Drilling Sdn. Bhd.............................    49%              Malaysia

----------------
* Certain subsidiaries and affiliates which would not individually or in the aggregate constitute a significant subsidiary have been omitted.

**   Ownership is 100% unless otherwise indicated.